EXHIBIT 10.19

MASTER ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”), dated August 4, 2022, is by and among (1) Westmount Group LLC, a Delaware limited liability company (“Agent”); (2) The Healing Company Inc., a Nevada corporation (“Parent”) and its wholly owned subsidiary, HLCO Borrower, LLC, a Delaware limited liability company (“Borrower” and together with Parent, collectively, “Company”), and (3) LL Historic, LLC (dba AEGIS LAW), a Missouri limited liability company authorized to transact business in the State of Florida (“Escrow Agent”). The Agent, Company, and Escrow Agent shall collectively be referred to as the “Parties” and each a “Party”.

WHEREAS, the Company is in the business of purchasing businesses through predominantly asset sale transactions (generally, “Transactions” and each a “Transaction”);

WHEREAS, the (1) Company is a party to that certain Credit Agreement dated as of the date hereof by and among the Company, Agent, the financial institutions from time to time party thereto (collectively, the “Lenders”), and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); (2) the Borrower and the other grantors from time to time party thereto (the “Grantors”) are party to that certain Guarantee and Collateral Agreement dated as of the date hereof, made by the Grantors in favor of Agent (“Security Agreement”); and the Parent is party to that certain Pledge Agreement dated as of the date hereof by the Parent in favor of Agent (“Pledge Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to provide financing to the Borrower (“Financing”) to be used to fund Transactions, which Financing is secured by all the assets of the Grantors and certain assets of Parent, as more specifically set forth in the Security Agreement and Pledge Agreement, as applicable;

WHEREAS, the Escrow Agent acts as a neutral escrow agent between the Company and each seller of a Transaction for the purpose of holding funds in accordance with the definitive agreement executed between the Company and each seller of a Transaction (“Purchase Agreement”);

WHEREAS, in order to facilitate a smooth closing process for one or more Transactions, the Agent and the Company wish for the Agent to disburse the Borrower’s Financing directly to the Escrow Agent and for such funds to be held in trust by Escrow Agent pursuant to the terms of this Agreement.

NOW, THEREFORE, the parties hereby agree as follows.

1. Establishment of Escrow.

(a). Escrow Account. Prior to the Closing (defined below) of each Transaction to which Agent is providing Financing, Agent shall, or shall cause the Lenders to, send the Financing for such Transaction by wire transfer of immediately available funds, payable to the order of AEGIS Law held at the Bank of Tampa which the Escrow Agent will deposit in a segregated escrow account clearly identified as such on its books and records as Closing funds deposited by Agent and/or the Lenders and in which funds are not commingled with any funds or other property of the Escrow Agent, but may be comingled with funds and other property of other clients of Escrow Agent (the “Escrow Account”). All funds deposited in the Escrow Account pursuant to this Agreement are collectively called the “Escrowed Funds”. Any interest earned on the Escrowed Funds shall be for the benefit of The Florida Bar, pursuant to The Florida Bar rules, and no interest shall be due to either Agent or the Company.

(b). Purpose; Extended Closing Date. Simultaneously with each funding to the Escrow Account by Agent and/or the Lenders, the Agent shall provide written notice to Escrow Agent, in the form and substance set forth on Exhibit A attached hereto (“Funding Notice”), setting forth the purpose of the Escrowed Funds (i.e., which Transaction they relate) as well as an outside date by which the closing (each a “Closing”) for such Transaction (as defined in the relevant Purchase Agreement) must occur (“Extended Closing Date”). No Extended Closing Date shall be earlier than five (5) days from the date Agent deposits Escrowed Funds into the Escrow Account for the relevant Transaction.

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2. Escrowed Funds Restriction.

(a). Prior to the consummation of each Closing, Agent may, recall all or any portion of the Escrowed Funds by executing a Release of Escrow (defined below) and delivering such Release of Escrow to Escrow Agent and the Company by electronic mail. Escrow Agent shall have no duty to inquire or determine whether Agent is entitled to deliver a Release of Escrow.

(b). If the Closing of a Transaction does not occur on or before the Extended Closing Date for such Transaction:

i.	The Escrow Agent and the Company shall not close and/or distribute any of the relevant Escrowed Funds without the Agent’s prior written consent;
ii.	The Agent may recall the relevant Escrowed Funds by executing a Release of Escrow (defined below) and delivering such Release of Escrow to Escrow Agent and the Company by electronic mail; and
iii.

The Agent may, in its reasonable discretion, (A) extend the Extended Closing Date or (B) agree to use Escrowed Funds intended for a given Transaction for a subsequent Transaction, by providing Escrow Agent with written notice in the form and substance as set forth on Exhibit B attached hereto.

(c). In no event shall any Escrowed Funds be sent to the Company, without the written consent of the Agent.

3. Release of Escrow. Should the Agent request the return of any Escrowed Funds pursuant to Section 2, Agent shall execute a release of escrow (“Release of Escrow”) in the form and substance set forth on Exhibit C attached hereto, setting forth (i) the amount of Escrowed Funds to be returned and (ii) Agent’s accurate and complete wire instructions. In addition, Escrow Agent may require oral confirmation of Agent’s wire instructions prior to any release of Escrowed Funds. In any return of Escrowed Funds, Escrow Agent may (a) deduct all documented and reasonable out-of-pocket fees and expenses incurred by Escrow Agent in the establishment of the Escrow Account and the Escrowed Funds (with respect to a return of the entire Escrowed Funds) and/or all documented and reasonable out-of-pocket fees in accepting and returning the Escrowed Funds, including without limitation, deducting wire fees in the amounts normally deducted by the Escrow Agent with other clients; and (b) invoice all time spent in preparation and processing of the Escrow Account and Escrowed Funds and/or the return of all or any portion of the Escrowed Funds, to the Company; provided, that, the obligation to pay Escrow Agent’s fees and expenses shall be the obligation of the Company and in no event shall Agent be obligated to reimburse Escrow Agent for Escrow Agent’s fees and expenses. As a general estimate only, the Escrow Agent normally charges an Escrow fee, per Transaction, between $1,500 and $2,500, and wire fees in the amounts of $15 per wire in and $20 per wire out.

4. Closing. Simultaneously with the Closing of each Transaction, the Escrowed Funds held in the Escrow Account for such Transaction shall be documented, in the Escrow Agent’s records, as being transferred from Agent’s Escrow Account to Escrow Agent’s escrow account for the relevant Transaction between the Company and the seller for such Transaction. Agent acknowledges and agrees that upon the Closing of the Transaction, the relevant Escrowed Funds may be held with the Escrow Agent as collateral for the Seller of such transaction to transfer the assets to the Company, subject to the Purchase Agreement. Following the Closing, Agent shall not send any notice requesting, and shall not be entitled to receive, the return of such Escrowed Funds as set forth in Section 2(a) of this Agreement, unless and until (i) the Purchase Agreement is terminated in writing by the Company and/or the seller of the relevant Transaction, (ii) the Escrow Agent receives a court order reflecting termination of the Purchase Agreement and directing the Escrowed Funds be returned to the Parent (or its designee), or (iii) the Company has provided the Agent with notice of an event occurring that permits the Company to terminate the Purchase Agreement in accordance with its terms; which notice shall be given by the Company to the Agent within one (1) business days of the Company’s knowledge of such event. Following the occurrence of any of the events described in clause (i) through (iii) of the immediately preceding sentence, Escrow Agent shall immediately return the Escrow Funds to the Escrow Account upon written demand by the Agent and await further instruction from the Agent. For the avoidance of doubt, so long as the Escrow Funds are held in the Escrow Account or any other escrow account for a relevant Transaction, this Agreement shall govern the Escrow Agent’s handling of such Escrow Funds.

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5. Court Order. Upon the initiation of any legal proceedings (or if reasonably practical, prior to such initiation) related to the Escrowed Funds, the Company shall notify the Agent of such legal proceedings to provide an opportunity for the Agent or one of its affiliates to join such legal proceeding as an interested party; in which the Agent shall provide the court a copy of this Agreement and any other documents deemed necessary by the Agent, to set forth the purpose of the Escrowed Funds and the process to which they should be allocated in a final court order (to which the Escrow Agent would rely).

6. Authorized Signatories. The Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon, any written notice or instruction furnished to it hereunder and reasonably believed by it to be genuine and to have been signed (a) in the case of the Company, by Simon Belsham or Amit Kapur and (b) in the case of the Agent by Marc Helwani. The parties agree that signatures may be in electronic form, accepted by scan, email or facsimile. Escrow Agent shall have no obligation to verify whether a signature is or is not genuine.

7. Duties of the Escrow Agent; Expenses.

(a). The duties of the Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature; and the Escrow Agent shall incur no liability whatsoever except as a result of Escrow Agent’s fraud, bad faith, willful misconduct or negligence.

(b). The Escrow Agent shall be under no responsibility in respect of the Escrowed Funds other than to follow faithfully the instructions herein contained, and the Escrow Agent shall not incur any liability because of any loss or diminution in value of the Escrowed Funds by reason of any investment made by Company in connection with a Transaction. The Escrow Agent may consult with counsel (including, without limitation, its own in-house counsel) on any matter pertaining to this Agreement or any of its duties under this Agreement, and, subject to Section 7(a) above, the Escrow Agent will be fully protected in any action taken or not taken in good faith in accordance with the advice of counsel.

(c). The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the Escrowed Funds or this Agreement unless requested to do so by one or more of the other parties to this Agreement and unless the Escrow Agent is indemnified to its satisfaction against the cost and expense of such defense. The Escrow Agent shall not be required to institute legal proceedings of any kind in respect of the Escrowed Fund or this Agreement. Nevertheless, the Escrow Agent may, in its discretion, defend or institute any such legal proceeding.

(d). The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it and believed by it, in good faith, to be genuine and valid; and, in any event, the Escrow Agent will be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been properly signed.

(e). The Company hereby indemnifies and holds Escrow Agent harmless from and against any and all reasonable and documented claims, losses, fees, penalties, and costs, including reasonable and documented attorney’s fees and court costs, incurred by Escrow Agent as a result of or arising out of any dispute, claim or litigation under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same is caused by Escrow Agent’s fraud, bad faith, willful misconduct or negligence.

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(f). The Company shall pay all reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and disbursements, court costs and the cost of appellate proceedings) which the Escrow Agent incurs in any litigation under or pertaining to this Agreement or the Escrowed Funds other than costs and expenses incurred in connection with any claim against the Escrow Agent based on fraud, bad faith, willful misconduct or negligence on the part of the Escrow Agent provided it is finally determined after appeals, if any, that the Escrow Agent was, in fact, guilty of such fraud, bad faith, willful misconduct or negligence.

(g). The Escrow Agent is a law firm with attorneys licensed to practice law in the State of Florida. The Company and Agent represent and warrant that Escrow Agent has not provided legal advice to the Company or Agent. Each of the Company and AGENT IS ENTITLED TO HAVE ALL DOCUMENTS DELIVERED PURSUANT TO THE PURCHASE AGREEMENT AND THIS ESCROW AGREEMENT REVIEWED BY THEIR OWN COUNSEL.

8. Lien of the Escrow Agent. The Escrow Agent shall have a lien on the Escrowed Funds solely with respect to all unpaid amounts owing to it under this Agreement that remain unpaid for a period of thirty (30) calendar days after providing an invoice to the Parties for such amount, and the Escrow Agent may pay such amounts to itself from the Escrowed Funds if such amount has not been paid within thirty (30) calendar days of the date due (except as otherwise described in Section 3 of this Agreement); provided, that, the lien of Escrow Agent on the Escrowed Funds shall be expressly subordinate to Agent’s lien on such Escrowed Funds.

9. Resignation or Removal. The Escrow Agent may resign by furnishing at least thirty (30) days’ prior written notice of its resignation to the Company and Agent, and the Agent may remove the Escrow Agent by furnishing to the Escrow Agent at least thirty (30) days’ prior written notice of its removal along with payment of all fees and expenses to which Escrow Agent is entitled through the date of termination. The Company may not terminate this Agreement without the prior written consent of Agent and Escrow Agent. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor escrow agent, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrowed Funds and to deliver the same to a successor escrow agent as shall be appointed by the Company and Agent, as evidenced by a joint written notice delivered to the Escrow Agent or in accordance with a court order. Upon delivery of the Escrowed Funds to a successor escrow agent in accordance with this Section, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. All power, authority, duties, and obligations of the Escrow Agent shall apply to the successor escrow agent. Notwithstanding anything to the contrary, following Escrow Agent’s notice of resignation, Escrow Agent shall no longer accept any new Escrowed Funds.

10. Notice. All notices, account statements, requests, demands, and other communications required under this Escrow Agreement shall be in writing, and shall be deemed to have been duly given if delivered (a) personally, (b) by electronic mail (“e-mail”), as long as such e-mail is accompanied by a “pdf” signature or similar version of the relevant document bearing an authorized signature, and written confirmation of receipt is obtained promptly after completion of transmission, (c) by overnight delivery with a reputable national overnight delivery service, or (d) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

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If to Agent:	Westmount Group LLC
900 3RD AVENUE, 1403
NEW YORK NY 10022
Email: healing@i80group.com
Attn: Portfolio Manager - Healing

With a copy (which shall not constitute notice) to:	Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Email: Joe.Steinberg@hklaw.com
Attn: Joe Steinberg

If to the Company:	HLCO Borrower, LLC
c/o The Healing Company Inc.
11th Floor, Ten Grand Street
Brooklyn, NY 11249
Attn: Simon Belsham
Email: simon@healingcompany.com
Telephone: 551.775.8612

With a copy to:

Chapman and Cutler LLP
Attn: Aaron J. Efta
320 South Canal Street
Chicago, IL 60606
Email: ajefta@chapman.com
Telephone: 312.845.3796

If to Escrow Agent	LL Historic, LLC (d/b/a AEGIS LAW)
601 S. Lindbergh Blvd
Frontenac, Missouri 63131
Email: Rwalk@aegislaw.com; Mkobrin@aegislaw.com
Attn: Rochelle Friedman Walk and Marshall Kobrin

11. Section Headings. Section headings are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

12. Amendment and Assignment. This Agreement may not be amended or altered except by a written instrument executed by the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

13. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement that can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

14. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the relationship of the Parties shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Middle District of Florida and of any Florida court sitting in Tampa, Florida, for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

15. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agent and Escrow Agreement as of the date first above written.

COMPANY:

THE HEALING COMPANY INC. a Nevada corporation

By:
Name:	Simon Belsham
Title:	Chief Executive Officer

HLCO BORROWER, LLC, a Delaware limited liability company

By:
Name:	Simon Belsham
Title:	Authorized Officer

[Healing] Escrow Agreement Form of Funding Notice

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ESCROW AGENT:

LL HISTORIC, LLC

By:
Name:	Marshall Kobrin
Title:	Attorney

[Healing] Escrow Agreement Form of Funding Notice

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AGENT:

WESTMOUNT GROUP LLC

By:
Name:	Marc Helwani
Title:	Managing Member

[Healing] Escrow Agreement Form of Funding Notice

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EXHIBIT A

FUNDING NOTIFICATION

LL Historic, LLC (dba AEGIS LAW):

601 S. Lindbergh Blvd.

Frontenac, Missouri 63131

Attn: Rochelle Friedman Walk, and Marshall Kobrin

With copy to:

HLCO Borrower, LLC

C/O The Healing Company Inc.

11th Floor, Ten Grand Street

Brooklyn, NY 11249

Attn: Simon Belsham

Email: simon@healingcompany.com

Telephone: 551.775.8612

Ladies and Gentlemen:

The undersigned executes and delivers this Funding Notice (“Notice”) as of ,                                             20     , in connection with the Master Escrow Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Escrow Agreement”), dated as of August 4, 2022, by and among Westmount Group LLC, a Delaware limited liability company (“Agent”), The Healing Company Inc., a Nevada corporation and its wholly owned subsidiary, HLCO Borrower, LLC, a Delaware limited liability company (collectively, “Company”) and LL Historic, LLC (dba AEGIS LAW), a Missouri limited liability company authorized to transact business in the State of Florida (“Escrow Agent”). All capitalized terms used in this Notice without definition shall have the same meanings herein as they have in the Escrow Agreement.

The Agent delivers this Notice to the Escrow Agent pursuant to Section 1(b) of the Escrow Agreement. In connection with Agent’s funding of certain Escrowed Funds to the Escrow Account on the date hereof, Agent provides Escrow Agent with notice of the following:

1. Amount of Escrow Funds to be advanced:

2. Description of Transaction:

3. Date of Closing of Transaction:

4. Extended Closing Date:

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[Healing] Form Funding Notice

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IN WITNESS WHEREOF, the undersigned has signed and delivered this Funding Notice by its duly authorized representative.

WESTMOUNT GROUP LLC

By:
Name:	Marc Helwani
Title:	Managing Member

[Signature Page to Funding Notification]

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EXHIBIT B

AMENDED FUNDING NOTIFICATION

LL Historic, LLC (dba AEGIS LAW):

601 S. Lindbergh Blvd.

Frontenac, Missouri 63131

Attn: Rochelle Friedman Walk and Marshall Kobrin

With copy to:

HLCO, Borrower, LLC

c/o The Healing Company Inc.

11th Floor, Ten Grand Street

Brooklyn, NY 11249

Attn: Simon Belsham

Email: simon@healingcompany.com

Telephone: 551.775.8612

Ladies and Gentlemen:

The undersigned executes and delivers this Amended Funding Notice (“Notice”) as of                                      , 20     , in connection with (i) the Master Escrow Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Escrow Agreement”), dated as of August 4, 2022, by and among Westmount Group LLC, a Delaware limited liability company (“Agent”), The Healing Company Inc., a Delaware corporation and its wholly owned subsidiary, HLCO Borrower, LLC a Delaware limited liability company (collectively, “Company”) and LL Historic, LLC (dba AEGIS LAW), a Missouri limited liability company authorized to transact business in the State of Florida (“Escrow Agent”) and (ii) the Funding Notice delivered by the Agent to the Escrow Agent on                                          , 20 (the “Original Notice”). All capitalized terms used in this Notice without definition shall have the same meanings herein as they have in the Escrow Agreement.

The Agent delivers this Amended Notice to the Escrow Agent pursuant to Section 2(b) of the Escrow Agreement. The Original Notice is hereby amended in its entirety as follows:

1. Amount of Escrow Funds to be advanced:

2. Description of Transaction:

3. Date of Closing of Transaction:

4. Extended Closing Date:

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[Healing] Escrow Agreement Form of Amended Funding Notice

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IN WITNESS WHEREOF, the undersigned has signed and delivered this Funding Notice by its duly authorized representative.

WESTMOUNT GROUP LLC

By:
Name:	Marc Helwani
Title:	Managing Member

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EXHIBIT C

AUTHORIZATION TO RELEASE ESCROWED FUNDS

Pursuant to that certain Escrow Agreement (“Escrow Agreement”) effective by and among Westmount Group LLC, a Delaware limited liability company (“Agent”); The Healing Company Inc., a Nevada corporation and its wholly owned subsidiary, HLCO Borrower, LLC, a Delaware limited liability company (collectively, “Company”), and LL Historic, LLC (dba AEGIS LAW), a Missouri limited liability company authorized to transact business in the State of Florida (“Escrow Agent”), Agent has delivered Escrowed Funds directly to the Escrow Agent on behalf of the Company. Capitalized terms not defined herein shall have the meaning set forth in the Escrow Agreement.

Presently, the Escrow Agent is holding in escrow the sum of $                            for the Transaction described as                             on the Funding Notice                              dated (“Relevant Financing”). Pursuant to Section [2(a)(ii)][2(b)], the Agent hereby requests and authorizes the Escrow Agent to distribute the Relevant Financing as follows:

Payee	Amount	Wire Instructions
$
AEGIS LAW	$	To the Trust Account Directed by Escrow Agent for Payment of Wire Fees

Subject to the terms and conditions set forth in the Escrow Agreement, the Agent hereby agrees to release and hold harmless the Escrow Agent for the release of Escrowed Funds authorized hereby.

DATED:

AGENT

Westmount Group LLC

By:
Name:	Marc Helwani
Title:	Managing Member

[Healing] Form Funding Notice

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